EXHIBIT 21.1

Subsidiaries of Sensus Metering Systems (Bermuda 2) Ltd.

Sensus Metering Systems Inc.	Delaware

Sensus Metering Systems IP Holdings, Inc.	Delaware

M&FC Holding, LLC	Delaware

Sensus Metering Headquarters Corporation	Delaware

Smith-Blair, Inc.	Delaware

Sensus Metering Systems—North America Inc.	Delaware

Sensus Precision Die Casting, Inc.	Delaware

IMSoftech Inc.	Delaware

Sensus Metering do Brasil Ltda	Brazil

Sensus Metering Systems (Chile) SA	Chile

Sensus Metering Systems de Mexico S de RL de CV	Mexico

Sensus Metering Systems (Bermuda 3) Ltd.	Bermuda

Sensus Metering Systems (LuxCo 1) S.A.R.L.	Luxemburg

Sensus Metering Systems (LuxCo 2) S.A.R.L.	Luxemburg

Sensus Metering Systems (LuxCo 3) S.A.R.L.	Luxemburg

Seneus Metering Systems(LuxCo 4) S.A.R.L	Luxemburg

Sensus Metering Systems (UK Holdings) Ltd.	United Kingdom

Sensus Metering Systems Ltd.	United Kingdom

Sensus Energy Metering Ltd.	United Kingdom

UGI Global (Sales & Distribution) Ltd.	United Kingdom

UGI Global Ltd.	United Kingdom

UGI Licensees Ltd.	United Kingdom

Beijing United Gas Meters Co. Ltd.	China

Sensus Metering Systems India Ltd.	India

Sensus Metering Systems (Germany Holdings) GmbH	Germany

IMS Holdings GmbH	Germany

Sensus Metering Services GmbH	Germany

Sensus Metering Systems (Hanover) GmbH	Germany

Pollux Meter GmbH & Co KG	Germany

Sensus Metering Systems (Ludwigshafen) GmbH	Germany

Sensus Meter Manufacturing Shanghai Ltd.	China

Medidores Meinecke SA	Argentina

Invensys Thai Metering Systems Ltd.	Thailand

Sensus Metering Systems South Africa (Pty) Limited	South Africa

Sensus Metering Systems a.s.	Slovak Republic

Sensus Metering Systems S.r.l	Italy

Sensus Metering Systems SA	Spain

Sensus Metering Systems (France Holdings) SAS	France

Sensus Metering Systems (Czech Republic) Spol Sro	Czech Republic

Sensus Metering Systems (Belgium) sa	Belgium

Premex Bel IP	Belarus

Invest-Premex, o.o.o.	Ukraine

Financiere Pollux SAS	France

Sensus Metering Systems SAS	France

Sensus Metering Systems SPA	Algeria

Sensus Metering Systems (Morocco) sa	Morocco